UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 20, 2020

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.375 per share	TNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 24, 2020, the company issued the news release announcing preliminary first-quarter 2020 financial results attached hereto as Exhibit 99 and incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The company announced that, on April 20, 2020, Keith Woodward, the company’s chief financial officer, gave notice of his intention to resign from the company effective July 31, 2020 to pursue new opportunities and will work with the company to ensure a planful transition. In the meantime, Mr. Woodward will return to employment to advise the finance team during the transition. Mr. Woodward has been on a short-term medical leave of absence since January 27, 2020, during which he was receiving his full compensation and benefits. Andrew Cebulla, the company’s vice president of finance and corporate controller will continue serving as the interim chief financial officer and interim principal accounting officer until a permanent chief financial officer is appointed.

The company also announced a number of measures to minimize the financial impact of the pandemic. In particular, on April 21, 2020, the compensation committee of the board of directors approved, with the executives’ consent, a reduction in executive base salaries for the period from May 3, 2020 to June 27, 2020 of 100% for the company’s chief executive officer and 35% for other executive officers (or 25% in the case of the company’s interim chief financial officer). In addition, the board approved a reduction of 50% in the annual cash retainer payments for non-employee directors applicable to the first quarter of the board service year commencing with the annual meeting of shareholders.

Item 8.01. Other Information.

Also in response to the coronavirus pandemic and the resulting federal and local guidelines, the company implemented a combination of reduced work schedules and furlough programs, while maintaining health coverage for all impacted employees.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99	News Release dated April 24, 2020 (furnished).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: April 24, 2020	By:	/s/ Mary E. Talbott
Mary E. Talbott
Senior Vice President, General Counsel and Secretary